                                                               File No. 33-74076
        As filed with the Securities and Exchange Commission on  March 23, 1994.
================================================================================


                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549
                            -----------------------


                                AMENDMENT NO. 3
                                       TO
                                    FORM S-4
                                       TO
                                    FORM S-3
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                           --------------------------



                                INTERFACE, INC.
               (Exact name of issuer as specified in its charter)

                        GEORGIA                                        2273                                       58-1451243
            (State or other jurisdiction of                (PRIMARY STANDARD INDUSTRIAL                        (I.R.S. Employer
            incorporation or organization)                  CLASSIFICATION CODE NUMBER)                     Identification Number)

                               ORCHARD HILL ROAD
                                 P.O. BOX 1503
                            LAGRANGE, GEORGIA 30241
                                 (706) 882-1891
  (Address, including zip code, and telephone number, including area code, of issuer's principal executive offices)

                            DAVID W. PORTER, ESQUIRE
                 VICE PRESIDENT, GENERAL COUNSEL AND SECRETARY
                                INTERFACE, INC.
           2859 PACES FERRY ROAD, SUITE 2000, ATLANTA, GEORGIA  30339
                                 (404) 319-6471
           (Name, address, including zip code, and telephone number,
                  including area code, of agent for service)

                                   COPIES TO:
                          G. KIMBROUGH TAYLOR, ESQUIRE
                               KILPATRICK & CODY
              1100 PEACHTREE STREET, ATLANTA, GEORGIA  30309-4530
                           TELEPHONE:  (404) 815-6500
                           --------------------------


APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as possible after this Registration Statement becomes effective, and following the merger (the "Merger") of a subsidiary of the Registrant with and into Prince Street Technologies, Ltd., a Georgia corporation ("PST"), pursuant to which the securities registered for resale hereby will be issued to the selling securityholders described in the enclosed Prospectus.

         If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: / /

         If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. /X/


         THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.
================================================================================

                                INTERFACE, INC.

                             CROSS REFERENCE SHEET

    Pursuant to Item 501(b) of Regulation S-K, showing the location in the
        Prospectus of the information required by Part I of Form S-4 as amended to Form S-3.

Item Number and Caption in Form S-4 as amended to Form S-3          Location or Caption in Prospectus
- ----------------------------------------------------------          ---------------------------------
       1.    Forepart of the Registration Statement and
               Outside Front Cover Page of Prospectus  . . . .      Cover Page of Registration
                                                                    Statement; Cross Reference Sheet; Outside
                                                                    Front Cover Page

       2.    Inside Front and Outside Back Cover Pages
               of Prospectus . . . . . . . . . . . . . . . . .      Inside Front Cover Page; Outside
                                                                    Back Cover Page

       3.    Summary Information, Risk Factors and Ratio of
             Earnings to Fixed Charges.  . . . . . . . . . . .      Table of Contents; Incorporation of Certain
                                                                    Documents By Reference


       4.    Use of Proceeds . . . . . . . . . . . . . . . . .      Outside Front Cover Page

       5.    Determination of Offering Price . . . . . . . . .      Not Applicable

       6.    Dilution  . . . . . . . . . . . . . . . . . . . .      Not Applicable

       7.    Selling Security Holders  . . . . . . . . . . . .      Selling Shareholders and Plan of Distribution

       8.    Plan of Distribution  . . . . . . . . . . . . . .      Selling Shareholders and Plan of Distribution


       9.    Description of Securities to be Registered  . . .      Not Applicable

       10.   Interests of Named Experts and Counsel  . . . . .      Legal Matters

       11.   Material Changes  . . . . . . . . . . . . . . . .      Not Applicable

       12.   Incorporation of Certain Information By
             Reference . . . . . . . . . . . . . . . . . . . .      Incorporation of Certain Information By
                                                                    Reference

       13.   Disclosure of Commission Position on
             Indemnification for Securities Act Liabilities. .      Not Applicable

                                    SUBJECT TO COMPLETION, DATED  MARCH 23, 1994


PROSPECTUS
                                 674,953 SHARES

                                INTERFACE, INC.

                              CLASS A COMMON STOCK



         The shares of Class A Common Stock ("Interface Class A Stock") of Interface, Inc. ("Interface") to which this Prospectus relates may be offered from time to time for the account of certain persons (the "Selling Shareholders") identified in this Prospectus under the heading "Selling Shareholders and Plan of Distribution". Interface will receive none of the net proceeds of any of such sales.

         Sales pursuant to this Prospectus may be effected by the Selling Shareholders from time to time through various methods, including in ordinary broker's transactions, transactions directly with market makers or in privately negotiated transactions, at such prices and on such terms as may then be obtainable. See "Selling Shareholders and Plan of Distribution".

         The Interface Class A Stock is traded in The Nasdaq National Market. On March 21, 1994, the last reported sales price of the Interface Class A Stock in The Nasdaq National Market was $14 5/8 per share. THE INTERFACE CLASS A STOCK HAS LIMITED VOTING RIGHTS. FOR A DESCRIPTION OF SUCH LIMITED RIGHTS, SEE "LIMITED VOTING RIGHTS OF INTERFACE CLASS A STOCK" HEREIN.





                                _______________


         THE SECURITIES TO WHICH THIS PROSPECTUS RELATES HAVE NOT BEEN
             APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE
             COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS
              THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE
               SECURITIES COMMISSION PASSED UPON THE ACCURACY OR
                    ADEQUACY OF THIS PROSPECTUS. ANY REPRE-
                         SENTATION TO THE CONTRARY IS A
                               CRIMINAL OFFENSE.



                                _______________

                 The date of this Prospectus is March __, 1994.

         NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY INTERFACE. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY ANY SECURITIES OTHER THAN THE SECURITIES DESCRIBED IN THIS PROSPECTUS OR AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY SUCH SECURITIES IN ANY CIRCUMSTANCES IN WHICH SUCH OFFER OR SOLICITATION IS UNLAWFUL. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY DISTRIBUTION OF THE SECURITIES DESCRIBED HEREIN SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF INTERFACE SINCE THE DATE HEREOF OR THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE HEREOF OR SINCE THE DATES AS OF WHICH CERTAIN INFORMATION IS SET FORTH HEREIN.


                               TABLE OF CONTENTS


                                                                         Page
                                                                         ----

AVAILABLE INFORMATION . . . . . . . . . . . . . . . . . . . . . . . . . .  2

INCORPORATION OF DOCUMENTS BY REFERENCE . . . . . . . . . . . . . . . . .  3

SELLING SHAREHOLDERS AND PLAN OF DISTRIBUTION . . . . . . . . . . . . . .  4

THE MERGER  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  5

LIMITED VOTING RIGHTS OF INTERFACE CLASS A STOCK  . . . . . . . . . . . .  7

LEGAL MATTERS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  7

EXPERTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  7


                             AVAILABLE INFORMATION

         Interface is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports and other information with the Securities and Exchange Commission (the "Commission"). Reports, proxy statements, and other information filed by Interface with the Commission pursuant to the information requirements of the Exchange Act may be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, and at the following Regional Offices of the
Commission: New York Regional Office, 75 Park Place, 14th Floor, New York, New York 10007; and Chicago Regional Office, 500 West Madison Street, Suite 1400, Chicago, Illinois 60606. Copies of such material can also be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates.

         This Prospectus constitutes a part of a registration statement (together with all amendments and exhibits, the "Registration Statement") filed by Interface with the Commission under the Securities Act of 1933, as amended (the "Securities Act"). This Prospectus does not contain all of the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. For further information with respect to Interface and the securities described herein, reference is made to the Registration Statement and the exhibits filed as a part thereof. Statements contained in this Prospectus regarding the contents of any contract, agreement or other document referred to are not necessarily complete, and in each instance reference is made to the copy of such contract, agreement or document filed as an exhibit to the Registration Statement, each such statement being qualified in all respects by such reference. The Registration Statement, including the exhibits thereto, may be inspected without charge at the principal office of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549, and copies of all or any part thereof may be obtained from such office upon payment of the prescribed fees.

                    INCORPORATION OF DOCUMENTS BY REFERENCE

         The following documents are incorporated by reference into this Prospectus and are deemed to be a part hereof from the date of the filing of such documents:

         (1) Interface's Annual Report on Form 10-K for the fiscal year ended January 3, 1993, as amended May 6, 1993, March 2, 1994 and March 23, 1994;

         (2) Interface's Quarterly Reports on Form 10-Q for the quarters ended April 4, 1993, July 4, 1993, as amended March 2, 1994, and October 3, 1993, as amended March 2, 1994;

         (3) Interface's Current Report on Form 8-K, dated July 6, 1993, as amended August 30, 1993 and September 2, 1993; and

         (4) The description of Interface's Class A Common Stock contained in the registration statement on Form 8-A, filed with the Commission on April 30, 1984, as amended by Form 8 filed August 19, 1988;

         In addition, all documents filed by Interface pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Prospectus and prior to the termination of any offering hereunder shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

         THIS PROSPECTUS INCORPORATES DOCUMENTS BY REFERENCE WHICH ARE NOT PRESENTED HEREIN OR DELIVERED HEREWITH. THESE DOCUMENTS (OTHER THAN EXHIBITS TO SUCH DOCUMENTS UNLESS SUCH EXHIBITS ARE SPECIFICALLY INCORPORATED BY REFERENCE HEREIN) ARE AVAILABLE, WITHOUT CHARGE, UPON REQUEST FROM ANY PERSON TO WHOM THIS PROSPECTUS IS DELIVERED, INCLUDING ANY BENEFICIAL OWNER, TO DANIEL
T. HENDRIX, VICE PRESIDENT-FINANCE, INTERFACE, INC., P.O. BOX 1503, LAGRANGE, GEORGIA 30241, TELEPHONE NUMBER (706) 882-1891.

         Interface's principal place of business is located at Orchard Hill Road (P.O. Box 1503) LaGrange, Georgia 30241 and its telephone number is (706) 882-1891.

                 SELLING SHAREHOLDERS AND PLAN OF DISTRIBUTION

         The shares of Interface Class A Stock were acquired by the Selling Shareholders from Interface in a merger transaction (the "Merger") in which Interface acquired Prince Street Technologies, Ltd. ("PST"), the business formerly owned by the Selling Shareholders. See "THE MERGER". No Selling Shareholder owns any shares of Interface Class A Stock as of the date of this Prospectus other than the shares being registered for resale pursuant to this Prospectus, as set forth below. Each Selling Shareholder is acting as principal for his, her or its own account and has registered for possible resale the entire amount held by such person.

                      Name                               Amount Offered for Sale
                      ----                               -----------------------

                 Robert S. Weiner                                 424,682

                 John and Nancy O'Donnell                          98,681

                 Randall J. Hatch                                  50,856

                 Jacqueline A. Colando                             54,327

                 Steven C. Andrade                                 23,112

                 Robert D. Williams                                16,458

                 Traccton Corp.                                     6,837

         Each Selling Shareholder, other than the corporate entity Traccton Corp., Mrs. Colando and Mr. and Mrs. O'Donnell, was an employee of PST at the time of the Merger. Dr. Weiner and Messrs. Hatch and Williams were also executive officers of PST; Dr. Weiner and Messrs. Hatch, Williams and O'Donnell were directors of PST; and Dr.Weiner was PST's Chairman, Chief Executive Officer, and controlling person (owning beneficially approximately 50% of PST's outstanding stock at the time of the Merger). Interface expects that all Selling Shareholders who were employees of PST at the time of the Merger will continue at PST, although none of these persons has entered into an employment agreement. As of the date hereof, no Selling Shareholder is an executive officer or director of Interface. See "THE MERGER - Certain Pre-Merger Relationships" for a description of certain relationships between Interface and the Selling Shareholders or their former company (PST) prior to the Merger.

         The shares of Interface Class A Stock may be offered and sold by or for the account of the Selling Shareholders from time to time as market conditions permit in The Nasdaq National Market, or otherwise, at prices and on terms then prevailing or in negotiated transactions. The shares of Interface Class A Stock may be sold by one or more of the following methods, without limitation: (a) a block trade in which a broker or dealer so engaged will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction; (b) purchases by a broker or dealer (including a market maker) as principal and resale by such broker or dealer for its account pursuant to this Prospectus; (c) ordinary brokerage transactions and transactions in which the broker solicits purchasers; and (d) face-to-face transactions between sellers and purchasers without a broker-dealer. In effecting sales, brokers or dealers engaged by the Selling Shareholders may arrange for other brokers or dealers to participate. Such brokers or dealers may receive commissions or discounts from Selling Shareholders in amounts to be negotiated. Such brokers and dealers and any other participating brokers or dealers may be deemed to be "underwriters" within the meaning of the Securities Act, in connection with such sales.

                                   THE MERGER

BACKGROUND AND GENERAL

         The shares of Interface Class A Stock to which this Prospectus relates were issued to the Selling Shareholders in the Merger, consummated on March __, 1994. In the Merger, a wholly-owned subsidiary of Interface merged with and into PST, immediately following the merger (the "PST/PSHC Combination") with and into PST of Prince Street Holding Company, a Georgia corporation ("PSHC") and the parent company of PST, with the result that Interface acquired PST.
The Selling Shareholders, each of whom was a shareholder of PST at the effective time of the Merger, received the shares of Interface Class A Stock in consideration of the conversion of all of the outstanding shares of PST. The Merger was consummated pursuant to the terms of an Acquisition Agreement dated as of December 3, 1993 (the "Acquisition Agreement") among Interface, the Selling Shareholders, PST and PSHC.

         Interface, through its various subsidiaries, manufactures and sells in domestic and international markets carpet tiles under the Interface(R) and Heuga(R) brands, and interior fabrics under the Guilford of Maine(R) and Steven Linens(TM) brands, for use in offices, healthcare facilities, airports, educational and other institutions and retail facilities. Through its Bentley Mills subsidiary, which it acquired during the second quarter of 1993, the Company also manufactures and sells high quality, designer-oriented broadloom carpeting used primarily for commercial and institutional applications. In addition, Interface manufactures and sells chemicals used in various rubber and plastic products, and offers Intersept(R), a proprietary antimicrobial chemical, under a licensing program to manufacturers of other products.

         PST, at the time of the Merger, was engaged in the manufacture and distribution of innovative and technically advanced tufted broadloom carpeting specified by interior designers and architects and sold to flooring contractors for use by end-users in commercial interiors. While most of PST's sales are in the corporate segment of the commercial market, PST also has sales in the hospitality, healthcare, and retail segments of the commercial market. PST's Prince Street Technologies(R) products center around multi-dimensional textured carpets with a hand-tufted look. Its texturing mechanism is its proprietary tufting and "tip-shearing" process, which it markets under the trademark SculptureWeave(R). PST has also developed a new proprietary process, SculptureWeave II, which provides PST with the capability to create new types of products that have both styling and performance advantages over existing techniques. PST has also developed Access Back(R), a patented broadloom backing system that offers the virtues of tufted carpet with the benefits of carpet tiles. PST's carpets contain anti-static fibers in both the yarn and carpet backing to ensure that the user will not experience electric shocks.

         PST focuses on developing unique products that replicate a designer's specifications, and it emphasizes service to designers. PST believes it provides the interior design industry with the widest range of colors and styles in the carpet industry, and it can generally provide samples of standard carpets to customers in as little as one day and samples of customized products in less than one week. As a result of its emphasis on service and unique products, PST has received design awards from the interior design industry, including the 1993 "DOC" Awards - Monsanto Challenge - for outstanding product development (four awards); the 1992 "DOC" Awards - Monsanto Challenge - for outstanding product development (three awards); 1991 Roscoe Award for outstanding achievement and product design; and 1991 "DOC" Awards - Monsanto Challenge - for outstanding product development (one award).

         PSHC, at the time of the PST/PSHC Combination, was the parent company
of PST.   PST was the only operating subsidiary of PSHC, and PSHC was not otherwise engaged in any business operations and did not own any other significant assets. As a result of the PST/PSHC Combination effected immediately prior to the Merger, PSHC no longer existed as a separate entity at the time of the Merger.

CERTAIN PRE-MERGER RELATIONSHIPS

         During 1990, PST began to seek additional capital in order to finance expansion of its operations, equipment purchases and other working capital requirements. PST had discussions with several potential sources of capital about a variety of financing options. On July 20, 1990, Interface and PST entered into a financing arrangement pursuant to which Interface and PST executed a loan agreement for a $3,700,000 credit facility (the "Loan Agreement"), and PST granted Interface a stock subscription warrant to acquire between 15% and 40% of the equity of PST, the actual percentage to be determined based upon PST's financial performance during its 1991 through 1994 fiscal years. Additionally, all of the shareholders of PST executed a stock option agreement (the "Stock Option Agreement") in favor of Interface pursuant to which Interface was granted an option to acquire all of the outstanding shares of PST from such shareholders for a price determined pursuant to certain formulae set forth in the Stock Option Agreement. In addition, Interface was also granted, under the Stock Option Agreement, a right of first refusal if the shareholders of PST desired to sell their PST shares or substantially all of the assets of PST to a third party. It was pursuant to Interface's exercise of that right of first refusal that Interface, PST, PSHC, and the Selling Shareholders negotiated the Acquisition Agreement and ultimately consummated the Merger.

         Loan Agreement. Under the Loan Agreement, Interface agreed to lend $3,000,000 to PST pursuant to a fixed rate promissory note (the "Fixed Rate Note") and committed to lend an additional $700,000 to PST pursuant to a floating rate promissory note (the "Floating Rate Note"). The Fixed Rate Note provides for interest to accrue at eight percent (8%) per annum, payable quarterly. The Floating Rate Note provides for interest to accrue at the prime rate of interest charged by Bankers Trust Company, adjusted quarterly, plus one-half (1/2) percentage point per annum, payable quarterly; as of March 1, 1994, the effective rate was six and one-half per cent (6 1/2%). The principal outstanding on each of the Fixed Rate Note and the Floating Rate Note is payable, by their respective terms, in a single balloon payment on the earlier of (a) thirty (30) days after (but not earlier than October 31, 1994) (i) Interface delivers notice of its intention to surrender its option, or terminate a previous election to exercise its option under the Stock Option Agreement or (ii) expiration of the option period provided for in the Stock Option Agreement without Interface having elected to exercise its option, or
(b) seven days after the closing of the purchase of all of the stock of PST pursuant to an exercise by Interface of its option under the Stock Option Agreement. The Fixed Rate Note further provides for a $2,000,000 mandatory prepayment prior to its maturity date upon the death of Robert S. Weiner, who is a Selling Shareholder and was the controlling person of PST at the time of the Merger. As of the date hereof, $3,000,000 in principal is outstanding under the Fixed Rate Note, and $563,498 in principal is outstanding under the Floating Rate Note.

         Business Relations Agreement. On July 20, 1990, Interface and PST also entered into a business relations agreement, whereby each party agreed, through March 31, 1995, to promote the products of the other with their respective customers in certain situations where such customers had a need for products sold by the other party. That agreement was terminated by Interface on January 14, 1993 in accordance with its rights thereunder.

         Non-Competition Agreement. As an inducement to Interface to enter into the Acquisition Agreement and to consummate the Merger, Robert S. Weiner, the Chairman and Chief Executive Officer of PST and PSHC, agreed to a non-competition covenant in the Acquisition Agreement (the "Non-Compete") that commenced on the date of closing of the Merger (the "Closing Date") and ends on the fourth anniversary thereof. Except as described in the next sentence, the Non-Compete prohibits Dr. Weiner from engaging in, consulting with, or owning, controlling, managing or otherwise participating in the ownership, control or management of a business engaged in the manufacture, purchase for resale, sale, or distribution, within any part of the continental United States or Canada, of broadloom carpet (including, without limitation, tufted carpet in any roll width) or carpet tile, except as an employee on behalf of PST or its affiliates. Dr. Weiner is not prohibited from engaging in, consulting with, or owning, controlling, managing or otherwise participating in the ownership, control, or management of an entity that manufactures, sells or distributes broadloom carpet solely and exclusively for use in the residential end user market, and that neither manufactures, sells or distributes any broadloom carpet or carpet tiles for use in any market other than the residential end user market, nor is affiliated with any entity that manufactures, sells or distributes broadloom carpet or carpet tile for use in any market other than the residential end user market. Dr. Weiner is also restricted by the Non-Compete from (i) soliciting the patronage of any person or entity to whom PST sold any products during the 12-month period immediately preceding the Closing Date, or
(ii) soliciting or inducing any person employed by PST or PSHC to leave such employment, whether or not such employment is pursuant to a written contract.

CERTAIN RESTRICTIONS ON THE SELLING SHAREHOLDERS

         Each of the Selling Shareholders has agreed, pursuant to the Acquisition Agreement, that, on any particular day during the period commencing on the Closing Date and continuing through the third anniversary thereof (each a "Sale Date"), the Selling Shareholder will not sell or otherwise dispose of any Interface Class A Stock in excess of the number of shares equal to (i) 100,000 shares or, until the 30th day after the Closing Date, 250,000 shares (as applicable, the "Base Monthly Number") minus (ii) the aggregate number of shares of Interface Class A Stock sold or disposed of by all of the Shareholders during the 30 calendar-day period ending on the date immediately before the Sale Date.

                LIMITED VOTING RIGHTS OF INTERFACE CLASS A STOCK

         The Interface articles of incorporation divide the common stock of Interface into two classes -- Interface Class A Stock, which includes the shares being offered by the Selling Shareholders herein, and Class B Common Stock -- and provide that, except with respect to the election and removal of directors and except as required by the Georgia Business Corporation Code, holders of both classes of Interface common stock vote as a single class on all matters and are entitled to cast one vote per share. Neither class has cumulative voting rights. Holders of the Interface Class B Common Stock ("Interface Class B Stock") are entitled as a class to elect a majority of the Interface Board of Directors, and holders of the Interface Class A Stock are entitled as a class to elect the remaining directors. Accordingly, the holders of a majority of the Interface Class B Stock are able to control the management of Interface.

                                 LEGAL MATTERS

         Certain legal matters regarding the issuance of the shares of Interface Class A Stock to the Selling Shareholders in the Merger have been passed upon for Interface by the law firm of Kilpatrick & Cody, Atlanta, Georgia. As of March 21, 1994, partners and associates of Kilpatrick & Cody who worked on this matter owned an aggregate of 5,000 shares of Interface Class A Stock.

                                    EXPERTS

         The consolidated financial statements and schedules of Interface incorporated by reference in this Prospectus have been audited by BDO Seidman, independent certified public accountants, to the extent and for the periods set forth in their reports incorporated herein by reference and are incorporated herein in reliance upon such reports given upon the authority of said firm as experts in auditing and accounting.

                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

         The following table sets forth the estimated expenses to be incurred in connection with the distribution of the securities registered hereby. The Selling Shareholders (as a group) are responsible for the payment of 50% of the expenses in connection with this registration, and the Registrant is responsible for payment of the remaining 50% of such expenses.



Registration fee under the Securities Act of 1933 . . . . . . . . . . . $808.96

NASDAQ listing fee  . . . . . . . . . . . . . . . . . . . . . . . . . 13,499.12

Printing and Edgarizing expenses  . . . . . . . . . . . . . . . . . . 12,000.00

Legal fees and expenses . . . . . . . . . . . . . . . . . . . . . .  100,000.00

Accounting fees and expenses  . . . . . . . . . . . . . . . . . . . . 65,000.00

Miscellaneous . . . . . . . . . . . . . . . . . . . . . . . . . . . .  8,691.92

   Total  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . $200,000.00
                                                                     ==========



ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         As permitted under Georgia law, the Registrant's articles of incorporation provide that a director shall not be personally liable to the Registrant or its shareholders for monetary damages for breach of duty of care or any other duty owed to the Registrant as a director, except that such provision shall not eliminate or limit the liability of a director (a) for any appropriation, in violation of his duties, of any business opportunity of the Registrant, (b) for acts or omissions which involve intentional misconduct or a knowing violation of law, (c) for unlawful corporate distributions or (d) for any transaction from which the director received an improper benefit.

         Article VII of the bylaws of the Registrant authorizes indemnification of the Registrant's officers and directors for any liability and expense incurred by them in connection with or resulting from any threatened, pending or completed legal action or other proceeding or investigation by reason of his being or having been an officer or director. An officer or director may only be indemnified if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Registrant, and, with respect to a criminal matter, he did not have reasonable cause to believe that his conduct was unlawful. No officer or director who has been adjudged liable to the Registrant or adjudged liable for the improper receipt of a personal benefit is entitled to indemnification.

         Any officer or director who has been wholly successful on the merits or otherwise in an action or proceeding in his official capacity is entitled to indemnification as to expenses by the Registrant as of right. All other determinations in respect of indemnification shall be made by either: (i) a majority vote of a quorum of disinterested directors; (ii) independent legal counsel selected in accordance with the bylaws and at the request of the Board; or (iii) the holders of a majority of the Registrant's stock who at such time are entitled to vote for the election of directors.

         The provisions of the Registrant's bylaws on indemnification are consistent in all material respects with the laws of the State of Georgia, which authorize indemnification of corporate officers and directors.

         The Registrant's directors and officers are insured against losses arising from any claim against them as such for wrongful acts or omissions, subject to certain limitations.

ITEM 16.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

         (a)     The following exhibits are filed as part of this Registration
Statement:

     Exhibit
     Number           Description of Exhibit
     ------           ----------------------
     4.1              Articles of incorporation (composite as of September 8, 1988)
                      (included as Exhibit 3.1 to the Registrant's annual report on
                      Form 10-K for the year ended January 3, 1993 (the "1992 10-K")
                      previously filed with the Commission and incorporated herein by reference) and Articles of Amendment (Series A Preferred
                      Stock Designation), dated June 17, 1993 (included as Exhibit
                      4.1 to the Registrant's current report on Form 8-K, filed with the Commission on July 7, 1993 and incorporated herein by
                      reference).

     4.2              Bylaws, as amended (included as Exhibit 3.2 to the
                      Registrant's quarterly report on Form 10-Q for the quarter ended April 1, 1990, previously filed with the Commission and incorporated herein by reference).

     4.3              Form of Indenture between the Registrant and The Citizens &
                      Southern National Bank (now known as NationsBank of Georgia,
                      N.A.), as Trustee (including Specimen Debenture as Exhibit A)
                      (included as Exhibit 4(a) to the Registrant's registration statement on Form S-3, File No. 33-23903, previously filed with the Commission and incorporated herein by reference).

     4.4              Registration Rights Agreement (holders of Series A Preferred
                      Stock), dated June 22, 1993 (included as Exhibit 4.2 to the
                      Registrant's current report on Form 8-K, filed with the Commission on July 7, 1993 and incorporated herein by reference).

     5                Opinion of Kilpatrick & Cody as to the legality of the shares.          *

     23.      (a)     Consent of BDO Seidman.

              (b)     Consent of Kilpatrick & Cody (included in Exhibit 5).                   *

     24.              Power of Attorney                                                        *

     99(a)            Acquisition Agreement dated December 3, 1993, by and among the
                      Registrant, Robert S. Weiner, Randall J. Hatch, Nancy
                      O'Donnell, John O'Donnell, Jacqueline A. Colando, Traccton
                      Corp., Prince Street Holding Company, Steven C. Andrade and
                      Robert D. Williams.                                                      **

     99(b)            First Amendment to Second Amended and Restated Credit
                      Agreement dated as of December 1, 1993, among the Registrant
                      (and certain direct and indirect subsidiaries), Trust Company
                      Bank and The First National Bank of Chicago.                             ***

     99(c)            Subsidiaries of the Registrant.                                          ****

___________________________________
*   Previously filed
**  Previously filed as Exhibit 2.1
*** Previously filed as Exhibit 10.12(b)
**** Previously filed as Exhibit 21

(b) The following Financial Statement Schedules of the Registrant are incorporated herein by reference to the Registrant's annual report on Form 10-K, as amended, for the year ended January 3, 1993:

     Schedule V     -- Property, Plant and Equipment

     Schedule VI    -- Accumulated Depreciation, Depletion and Amortization of
                       Property, Plant and Equipment

     Schedule VIII  -- Valuation and Qualifying Accounts and Reserves

     Schedule X     -- Supplementary Income Statement Information

ITEM 17.  UNDERTAKINGS.

         (A)(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                 (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                 (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                 (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

             (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

             (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (B) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (C) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of LaGrange, State of Georgia, on March 16, 1994.


                                  INTERFACE, INC.



                                  By:/s/ Ray C. Anderson
                                     -----------------------------------------
                                        Ray C. Anderson
                                        Chairman of the Board, President and
                                        Chief Executive Officer




         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on the 16th day of March, 1994.



/s/ Ray C. Anderson       Chairman of the Board, President and
- ---------------------     Chief Executive Officer
Ray C. Anderson           (Principal Executive Officer)



       *                  Vice President-Finance, Chief Financial Officer
- ---------------------        and Treasurer
Daniel T. Hendrix         (Principal Financial and Accounting Officer)


       *                  Director
- ---------------------
Donald H. Lee


       *                  Director
- ---------------------
Donald E. Russell


       *                  Director
- ---------------------
Grant E. Todd

       *                  Director
- ---------------------
C. Edward Terry


       *                  Director
- ---------------------
David Milton

     *                    Director
- --------------------
Leonard G. Saulter


     *                    Director
- --------------------
Carl I. Gable


     *                    Director
- --------------------
J. Smith Lanier, II


     *                    Director
- --------------------
James C. Abegglen


     *                    Director
- --------------------
David G. Thomas


     *                    Director
- --------------------
Arie Glimmerveen


__________________________________________________



*  By:  /s/ Ray C. Anderson
        -------------------------------------------
          As attorney-in-fact